Exhibit 99.1

HEYU BIOLOGICAL TECHNOLOGY CORPORATION ANNOUNCES RECEIPT OF AN SEC LETTER NOTIFYING ITS NON-COMPLIANCE WITH REPORTING OBLIGATIONS

On December 30, 2021, Heyu Biological Technology Corporation (the “Company”) received a letter dated December 17, 2021 from the Securities and Exchange Commission (the “SEC”) notifying the Company of its non-compliance with its reporting obligations under Section 13(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Among other things, the letter noted that if the Company has not filed all required reports within fifteen days from the date of the letter, it may be subject, without further notice, to an administrative proceeding brought by the SEC’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act to revoke its Exchange Act registration, and that the Company may also be subject to a trading suspension pursuant to Section 12(k) of the Exchange Act.

The Company has submitted a response letter to the SEC on January 1, 2022, requesting an extension of the deadlines for the Company’s missed filings. The Company has been in the process of preparing all required filings with the assistance of its auditor WWC, P.C., certified public accountants, and its outside counsel, on an expedited basis.